SUMMARY OF STOCK PURCHASE AGREEMENT

THIS AGREEMENT (this 'Agreement') is made as of the 2nd day of December 2021, between Well Supreme International Limited ('Purchaser'), addressed at at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands ('Address') of one part and, LEUNG KWONG TAK, a resident of Hong Kong ('Seller') of the other part. The Seller and the Purchaser are collectively referred as the "Parties".

RECITALS

WHEREAS the Seller owns a total of 100% of all issues shares in Able Lead Holdings Limited, a company incorporated in BVI ("ALHL") ("the Shares");

WHEREAS the ALHL holds 47.064% (75,674,200 shares) of Green Vision Biotechnology Corporation ("GVBT"), a company incorporated in Nevada USA as at the date of this Agreement;

WHEREAS THE Seller proposes to sell the Shares to the Purchaser on the terms set forth herein and Purchaser wishes to purchase the Shares from the Seller on the terms set forth herein;

IN CONSIDERATION of the promises, representations, warranties, and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE AND SALE

1.1 Sale of Shares of ALHL: (a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Shares and the Purchaser agree to purchase the Shares for Two Hundred Twenty-Seven Thousand and Twenty Three US Dollars (USD$227,023) (the 'Purchase Price');

1.2 The Purchase Price shall be settled by two instalments, the first instalment being paid upon signing hereof. The second instalment shall be settled by the Purchaser not later than seven (7) days after the signing hereof, when closing shall take place ('Closing').

2. CLOSING

2.1 Closing shall take place when the following conditions are satisfied when all representations and warranties contained herein this Agreement shall be true, correct, and complete in all.

2.2 At Closing, the Purchaser shall deliver to the Seller the second instalment of the Purchase Price by cheque payments made payable to the Seller.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1 The Seller warrants, covenants, and represents to the Purchaser with the intention of inducing the Purchaser to enter into this Agreement that:

(a) Immediately prior to and at the Closing, the Seller has the legal right and authority to the sell the Shares to the Purchaser and at Closing the Seller shall transfer the Shares to the Purchaser free and clear of all liens, restrictions, covenants or adverse claims of any kind or character.

(b) Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby.

(c) To the best of the knowledge, information and belief of the Seller, there are no circumstances that may result in any material adverse effect to ALHL or the value of the Shares that are now in existence or may hereafter arise.

(d) ALHL has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in its financial statements.

(e) ALHL is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of ALHL.

(f) To the best of the Seller's knowledge, ALHL has filed all reports required to be filed by it under the BVI laws. The financial statements of ALHL comply in all material respects with applicable accounting requirements with respect thereto as in effect at the time of filing.

(g) The Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

(h) There are no claims threatened or against or affecting ALHL nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting ALHL, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority or any legal basis for same.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 The Purchaser represents and warrants to the Seller that the Purchaser:

(a) Has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;

(b) Is acquiring the Shares as principal for the Purchaser's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares.

5. MISCELLANEOUS

5.1 The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

5.2 Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States Dollars.

5.3 There are no representations, warranties, collateral agreement, or conditions concerning the subject matter of this Agreement except as herein specified.

5.4 This Agreement will be governed by and construed in accordance with the laws of Hong Kong SAR. The parties hereby attorney to the jurisdiction of the courts of Hong Kong SAR with respect to any legal proceedings arising from this Agreement.

5.5 The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Shares and shall continue in full force and effect for a period of one year.

Each of the provisions of this Agreement is severable and distinct from the others and, if one or more of such provisions is or becomes illegal, invalid or unenforceable, the remaining provisions shall not be affected in any way. In the event that any provision would be invalid if part of the wordings thereof were not deleted, the provision shall apply as it the relevant wordings were deleted.

5.6 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

5.7 Delivery of an executed copy of this Agreement by email, facsimile transmission, or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of these Agreements.

Each of the parties hereto has executed this Agreement to be effective as of the last date recorded below.

PURCHASER

For and on behalf of
WELL SUPREME INTERNATIONAL LIMITED
佳臻國際有限公司

WELL SUPREME INTERNATIONAL LIMITED

Authorised Signature(s)

Name	Signature	Date
		(06 Dec 2021)

SELLER

C2765P2(4)

Name	Signature	Passport / ID No.	Date
LEUNG KWONG TAK		C2765P2(4)	(06 Dec 2021)